EXHIBIT 5.1

[Derrick & Briggs, LLP letterhead]

May 21, 2013

AMREP Corporation
300 Alexander Park, Suite 204
Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as special counsel to AMREP Corporation, an Oklahoma corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 1,199,242 shares (the “Shares”, and together with the Rights, the “Securities”) of the Company’s common stock, $.10 par value per share (“Common Stock”) (collectively, the “Rights Offering”).  The Company has filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Rights Offering under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a prospectus (as amended or supplemented, the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of the record date for the distribution of the Rights.  This opinion letter is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering this opinion letter, we have examined such corporate and other documents, and made such other examinations of matters of law and of fact, as we have considered appropriate or advisable for the purposes of this opinion letter.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, the conformity of all documents submitted to us as copies to the originals of those documents, and the due authorization, adoption, execution and delivery of all documents examined by us.  We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities will remain in full force and effect at all times at which any Securities are offered or sold by the Company.  We have relied upon the statements contained in the Registration Statement and certificate of an officer of the Company, and we have made no independent investigation with regard to the statements or certificate.  We have further assumed that (i) the Registration Statement and any amendment will have become effective (and will remain effective at the time of the issuance of the Securities under the Registration Statement), (ii) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) the Securities will be offered and sold in compliance with applicable Federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus; (iv) the rights certificates evidencing the Rights, the form of which is included as Exhibit 4.1 to the Registration Statement (a “Rights Certificate”), will have been duly executed, countersigned, registered and delivered, and (v) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Oklahoma.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)
The Rights have been authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Rights Offering as set forth in the Registration Statement and the Rights Certificate, will be validly issued and will constitute valid and binding obligations of the Company, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws affecting the rights of creditors generally, and by general principles of equity.

(2)
The Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Rights Offering, as set forth in the Registration Statement, and the Rights Certificate against payment of the consideration for the Shares upon exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

Our opinions are limited to the Oklahoma General Corporation Act and reported judicial decisions interpreting these laws, and we do not express any opinion concerning any other laws.  No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above.  We have no obligation to update these opinions or to advise you after the date of this opinion letter of facts or circumstances that come to our attention or changes in law or any other matters that occur which could affect the opinions and other statements in this letter.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus, including any amendment of the Registration Statement or supplement to the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated under the Securities Act.

Very truly yours,

/s/ Derrick & Briggs, LLP